Exhibit 10.17

                                 FIRST TERM NOTE

$1,100,000.00                                        Elk Grove Village, Illinois
                                                                 August 22, 1996
                                                           Loan No. 600804665-55


                  FOR VALUE RECEIVED, the undersigned, CTI Industries Corporation, a Delaware corporation (the "Borrower"), hereby promises to pay to the order of First American Bank, an Illinois banking corporation (the "Bank"), the principal sum of One Million One Hundred Thousand and No/100 Dollars ($1,100,000.00) on September 1, 2001 (or earlier as hereinafter provided), or so much thereof as may be advanced by the Bank and evidenced by this Note under the Loan and Security Agreement dated August 22, 1996 between the Borrower and the Bank (the "Loan Agreement"), together with interest to maturity (whether by lapse of time, accel eration, or otherwise) on the balance of principal remaining from time to time outstanding at a fluctuating rate (or such lower interest rate as determined by Section 1.3.4 of the Loan Agreement) per annum equal to one percent (1%) per annum over the Prime Rate announced from time to time by the Bank (which may not be the Bank's lowest rate of interest) which shall be adjusted daily when and as the Bank's Prime Rate changes. Interest shall be calculated on the basis of a 360-day year and actual days.

                  Unless accelerated as hereinafter provided or as otherwise provided in the Loan Agreement, the principal sum outstanding shall be payable in installments of $18,333.33 of principal per month payable on the first day of each calendar month commencing with the month of October, 1996 and on the first day of each succeeding month until this Note is fully paid except that the final payment of principal, if not sooner paid, shall be due on September 1, 2001. Accrued interest shall be paid on the first day of the month following the month in which the first disbursement evidenced by this Note is made under the Loan Agreement and thereafter on the first day of each succeeding month until this
Note is fully paid, except that the final payment of interest, if not sooner paid, shall be due on September 1, 2001. If an Event of Default (as defined in the Loan Agreement) shall occur, the outstanding principal of and accrued and unpaid interest on this Note shall become immediately due and payable as provided in the Loan Agreement without notice.

                  All payments on account of the indebtedness evidenced by this Note (other than required prepayments which shall be applied as provided in the Loan Agreement and optional prepayments which shall be applied as provided in this Note) shall be applied first to accrued and unpaid interest and the remainder to principal. Payments on this Note shall be made at the offices of the Bank or at such other office as the legal holder of this Note may, from time to time, designate in writing.

                  Notwithstanding anything to the contrary contained herein, the undersigned agrees to pay a late charge of five percent (5%) of the amount of any monthly installment received more than 10 days after the installment is due. Late charges shall be due and payable on the due date of the next installment of principal or interest, together with the regular installment then due.

                  Upon and after the occurrence of an Event of Default, the undersigned shall pay interest at the rate (the "Default Rate") of four percent (4%) per annum over the Bank's Prime Rate then in effect, which shall be adjusted daily when and as the Bank's Prime Rate changes.

                                 First Term Note
                                    Page Two


                  Except as otherwise provided in the Loan Agreement, this Note may be prepaid in whole or in part without premium or penalty at any time at the option of the undersigned in accordance with the Loan Agreement. Any partial prepayment made at the option of the undersigned shall be applied against the principal amount outstanding and shall not postpone the due date of any subsequent monthly installment or change the amount of such installment unless the Bank shall otherwise agree in writing.

                  This Note is secured by the Loan Agreement and other documents, agreements, and instruments executed by the Borrower. This Note is made and delivered pursuant to the Loan Agreement and is subject to the further terms and conditions thereof, including the right of the holder to accelerate payment of the principal of and accrued and unpaid interest on this Note and other remedies upon the occurrence of an Event of Default, all of which are hereby incorporated and made a part of this Note by reference.

                  Any waiver of any payment due hereunder or the acceptance by the Bank of partial payments hereunder shall not, at any other time, be taken to be a waiver of the terms of this Note or the Loan Agreement or any other agreement between the Borrower and the Bank.

                  The makers, sureties, guarantors, and endorsers of this Note, if any, jointly and severally hereby waive notice of and consent to any and all extensions of this Note or any part thereof without notice, and each hereby waives demand, presentment for payment, notice of nonpayment, and protest and any and all notice of whatever kind or nature and the exhaustion of legal remedies herein, or any release of liability or any other indulgences or forbearances whatsoever, without releasing or in any way affecting the personal liability of any other party hereunder.

                  This Note shall be the joint and several obligation of all makers, sureties, guarantors, and endorsers and shall be binding upon them, their heirs, personal representatives, and assigns.

                  In the event the holder of this Note shall refer this Note to an attorney for collection, the undersigned agrees to pay, in addition to unpaid principal and interest, all of the costs and expenses incurred in attempting or effecting collection, including reasonable attorneys' fees, whether or not suit is instituted.

                  IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.

Attest:                                 CTI Industries Corporation


_________________________               BY: /s/Stephen M. Merrick
-------------------------                   -------------------------

Name: ___________________                      Stephen M. Merrick

Title:___________________                          President